Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC EXPECTS TO FILE BY SEPTEMBER 30;
COMPANY WILL RESTATE EARNINGS FROM 2000-2004

New York, NY (September 15, 2005) – The Interpublic Group (NYSE: IPG) disclosed today that it remains on track to meet its goal of filing financial results for the full year 2004 and the first two quarters of 2005 by September 30. The company had previously announced that it was reviewing its financial controls as well as previously issued financial statements and that a restatement for prior periods was likely. At a meeting of its Audit Committee earlier this week, Interpublic determined that this process has now advanced sufficiently to support the conclusion that the company will have to restate earnings from 2000 to 2004. As a result, a required 8-K describing the nature of the restatement is being filed today.

     “I have been clear since assuming my current responsibilities that our top priority is to fix our financial controls and leave accounting issues behind us,” said Michael I. Roth, Interpublic’s Chairman and CEO. “The comprehensive review of our financial results and processes that we have undertaken is consistent with this objective.”

     In its 8-K filing, the company indicated that the three major restatement categories were accounting for revenue, accounting for acquisitions and accounting for lease expenses. The filing also indicates that the company has concluded that previously issued financial statements and preliminary, unaudited interim information released earlier this year, as well as previous disclosures concerning the nature or amount of the restatement, should no longer be relied upon. The company also reiterated that, as previously disclosed, it has performed significant additional work so as to manually compensate for material weaknesses in internal control and obtain assurance regarding the reliability of its financial statements. While work by its external auditors is still in process, the company expects to receive an unqualified opinion on its financial statements in its 2004 Annual Report on Form 10-K. The company also expects that its external auditors will disclaim an opinion on both internal control over financial reporting and management’s report on internal control over financial reporting for the period ending December 31, 2004.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200  tel  212-704-1201  fax

     The company further disclosed that at June 30, 2005, estimated cash and cash equivalents totaled approximately $1.6 billion, while debt was approximately $2.3 billion

     Concurrent with its filings later this month, the company will hold a conference call for investors to discuss its financial results and provide a full description of the restatement. Interpublic will release scheduling details regarding that call early the week of September 26.

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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

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Contact Information

General Inquiries:	Media, Analysts, Investors:	Analysts, Investors:
Julie Tu	Philippe Krakowsky	Jerry Leshne
(212) 827-3776	(212) 704-1328	(212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200  tel  212-704-1201  fax

Cautionary Statement

This release contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our current report on Form 8-K filed with the SEC on July 21, 2005 and our other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in the control environment;
  potential adverse effects to our financial condition, results of operations or prospects as a result of any restatement of prior period financial statements;
  risks associated with our inability to satisfy covenants under our syndicated credit agreements;
  our ability to satisfy certain reporting covenants under our indentures by September 30, 2005;
  risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;
  our ability to attract new clients and retain existing clients;
  our ability to retain and attract key employees;
  potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
  risks associated with our inability to achieve lower costs and expenses as a result of our restructuring programs;
  potential adverse developments in connection with the ongoing SEC investigation;
  potential downgrades in the credit ratings of our securities; and

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200  tel  212-704-1201  fax

  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our current report on Form 8-K filed with the SEC on July 21, 2005 and our other SEC filings.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200  tel  212-704-1201  fax